Exhibit 99.1

420 Lexington Avenue  •  New York, NY  10170  •  (212) 869-3000  •  FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:           Stacy Slater

Senior Vice President - Corporate Communications

New Plan Excel Realty Trust, Inc.

212-869-3000

sslater@newplan.com

NEW PLAN EXCEL REALTY TRUST REPORTS SECOND QUARTER 2005 RESULTS

NEW YORK, August 4, 2005 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three and six months ended June 30, 2005.  Total rental revenues for the second quarter of 2005 increased to $132.5 million from $120.8 million in the second quarter of 2004.  Net income available to common stockholders was $35.5 million, or $0.33 per diluted share, in the second quarter of 2005 compared with $27.9 million, or $0.27 per diluted share, in the second quarter of 2004.  Funds from operations (FFO) for the second quarter of 2005 was $56.4 million, or $0.53 on a diluted per share basis, compared with $55.0 million, or $0.54 on a diluted per share basis, in the second quarter of 2004.  A reconciliation of net income to FFO is presented in the attached table.

Total rental revenues for the six months ended June 30, 2005 were $261.7 million as compared with $244.0 million in the first six months of 2004.  Net income available to common stockholders was $69.0 million, or $0.65 per diluted share, in the first six months of 2005 compared with $60.3 million, or $0.59 per diluted share, in the first six months of 2004.  FFO for the first six months of 2005 was $112.4 million, or $1.06 on a diluted per share basis, compared with $107.3 million, or $1.05 on a diluted per share basis, in the first six months of 2004.

Portfolio Review

At the end of the second quarter, the gross leasable area (GLA) for the Company’s stabilized community and neighborhood shopping centers, including its pro rata share of unconsolidated joint venture properties, was approximately 93.6 percent leased.  The GLA for the Company’s total community and neighborhood shopping center portfolio, which includes redevelopment properties and the Company’s pro rata share of unconsolidated joint venture properties, was approximately 91.9 percent leased at June 30, 2005.

During the second quarter, 144 new leases, aggregating approximately 930,000 square feet, were signed at an average annual base rent (ABR) of $7.81 per square foot.  Also during the quarter, 201 renewal leases, aggregating approximately 1.1 million square feet, were signed at an average ABR of $8.87 per square foot, an increase of approximately 5.1 percent over the expiring leases. During the first six months of 2005, the Company executed a total of 670 new and renewal leases aggregating approximately 3.5 million square feet, including 290 new leases, totaling approximately 1.8 million square feet, which were signed at an average ABR of $8.97 per square foot and 380 renewal leases, totaling approximately 1.7 million square feet, which were signed at an average ABR of $9.56 per square foot, an increase of approximately 6.5 percent over the expiring leases.

During the second quarter, the Company completed the redevelopment of seven shopping centers (including one joint venture property) and added nine projects to its redevelopment pipeline, increasing the pipeline to 40 redevelopment projects (including joint venture redevelopment activities and outparcel development), the aggregate cost of which (including costs incurred in prior years on these projects) is expected to be approximately $242.7 million.

Acquisitions and Dispositions

During the second quarter of 2005, the Company acquired, including through co-investments with its joint venture partners, two shopping centers and the remaining 90 percent interests in two shopping centers in which the Company owned the other 10 percent interests.  The properties totaled approximately 652,000 square feet of gross leasable area and were acquired for an aggregate purchase price of approximately $103.2 million.  During the first six months of 2005, the Company acquired, including through co-investments with its joint venture partners, an aggregate of six shopping centers, a vacant building and land parcel, a shopping center currently being de-malled and the remaining 90 percent interests in two shopping centers in which the Company owned the other 10 percent interests for an aggregate of approximately $240.0 million.  The shopping centers totaled approximately 1.6 million square feet of gross leaseable area and the shopping center being de-malled and the land parcel totaled approximately 57.5 acres.  Acquisitions completed during the second quarter are summarized below:

•                  On May 9, 2005, NP/I&G Institutional Retail Company, LLC, the Company’s joint venture with JPMorgan Fleming Asset Management, acquired Westpark Shopping Center, a 118,500 square foot shopping center located in Glen Allen, Virginia (a suburb of Richmond) and anchored by Bloom Brothers Furniture (non-owned), Linens ‘N Things, The Tile Shop, Ukrops (non-owned) and Victory Lady, for approximately $19.8 million.

•                  On May 18, 2005, NP/I&G Institutional Retail Company, LLC acquired Quail Springs Marketplace, a 294,613 square foot shopping center located in Oklahoma City, Oklahoma and anchored by Lowe’s (non-owned), Office Depot, Ross Dress for Less and Ultimate Electronics, for approximately $47.6 million, including $28.3 million of assumed mortgage indebtedness.

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•                  On June 1, 2005, the Company purchased the remaining 90 percent interests in Marketplace at Wycliffe and Mableton Walk, increasing the Company’s ownership interest in both properties to 100 percent.  The combined purchase price for the 100 percent interests in both properties was approximately $35.7 million.  Marketplace at Wycliffe, a 133,520 square foot shopping center anchored by Walgreens and Winn-Dixie, is located in Lake Worth, Florida and Mableton Walk, a 105,742 square foot shopping center anchored by Publix and Piccadilly Cafeteria, is located in Mableton, Georgia.

During the second quarter of 2005, the Company generated an aggregate of approximately $12.4 million of proceeds through the sale of two properties and one land parcel, as well as the sale of one land parcel held through a joint venture.  Properties sold during the quarter include Village Center, a 118,827 square foot shopping center located in Victoria, Texas; Oswego Plaza, a 128,087 square foot shopping center located in Oswego, New York; 1.2 acres of land at Congress Crossing in Athens, Tennessee; and 3.4 acres of land at BPR West, L.P. in Frisco, Texas, which is owned by a joint venture in which the Company holds a 50 percent interest.  During the first six months of 2005, the Company generated an aggregate of approximately $29.3 million of proceeds through the culling of non-core and non-strategic properties and the disposition of one property and one land parcel held through joint ventures.

On July 15, 2005, the Company committed to acquire five land parcels located adjacent to existing or to-be-built Home Depot stores for an aggregate of approximately $9.3 million.  The lands parcels aggregate approximately 40 acres and are located in Florida, Ohio and Louisiana.  The Company expects to develop approximately 360,000 square feet of retail space on the land parcels.  Closing of the transaction is expected to occur during the third quarter of 2005.

On July 19, 2005, the Company entered into a definitive agreement with Galileo America LLC (the “US Partnership”) to sell an aggregate of 69 community and neighborhood shopping centers (the “Properties”) to the US Partnership (the “Property Transfer”).  The US Partnership will acquire the Properties for approximately $968 million of total consideration, comprised of approximately $928 million in cash and approximately $40 million of equity in the US Partnership.  The Company will have the right to receive up to an additional $12 million in cash based upon the performance of the Properties during the 18-month period following the closing of the Property Transfer.  The closing of the Property Transfer, which is subject to various conditions, is expected to occur in the third quarter of 2005.

A series of related transactions are expected to occur simultaneously with the closing of the Property Transfer, including (i) the redemption by the US Partnership of an existing interest in the US Partnership held by CBL & Associates Properties, Inc. (“CBL”) for two properties currently owned by the US Partnership, (ii) the purchase by the Company of an asset management fee stream from the US Partnership for $18.5 million and (iii) the acquisition by the Company of the property management rights of CBL with respect to the US Partnership for $22.0 million (plus an agreement to purchase additional property management rights in 2008 for $7.0 million) (such transactions are referred to collectively with the Property Transfer as the “Galileo Transactions”).  Upon closing of the Galileo Transactions, the Company will own an approximate 5.0 percent interest in the US Partnership.

Other Activity

During the second quarter of 2005, the Company formed a partnership with DJM Asset Management, LLC to advise The Great Atlantic & Pacific Tea Company on the disposition of certain surplus Farmer Jack and Food Basics lease locations in the Southeast Michigan and Toledo, Ohio markets.  Farmer Jack and Food Basics are part of The Great Atlantic & Pacific Tea Company family of supermarkets.  In this role, New Plan and DJM Asset Management are marketing approximately 30 stores for sublease, assignment or other disposition.

Balance Sheet Position

The Company completed the second quarter with total book assets of approximately $4.0 billion and a total debt / undepreciated book value ratio of 47.5 percent.  The Company’s debt for the three months ended June 30, 2005 had an overall weighted average current interest rate of 5.8 percent and a weighted average maturity of 6.2 years.  Approximately 70 percent of the Company’s total debt is fixed rate debt, including the impact of the Company’s interest rate swaps.

On April 5, 2005, the Company entered into a $150 million senior unsecured term loan facility.  The unsecured term loan, which matures on the earlier of October 5, 2005 or upon the occurrence of certain capital transactions, including the closing of the Galileo Transactions (as described above), currently bears interest at LIBOR plus 85 basis points.  Net proceeds from the unsecured term loan were used to repay $100 million of the Company’s 7.75 percent medium-term notes that were scheduled to mature on April 6, 2005, as well as to repay a portion of the amount outstanding under the Company’s $350 million revolving credit facility.  On July 13, 2005, the Company amended its senior unsecured term loan facility increasing the amount available for draw under the facility from $150 million to $200 million, and concurrently increased the amount borrowed from $150 million to $200 million.

On July 19, 2005, in anticipation of the Galileo Transactions, the Company also entered into amendments to its (i) revolving credit facility, (ii) secured term loan facility and (iii) senior unsecured term loan facility.  As part of the amendments, the Company amended certain covenants contained in such facilities relating to (i) asset sales by the Company, (ii) permitted dividends by the Company, (iii) the Company’s minimum tangible net worth, (iv) the maximum ratio of the Company’s total unsecured debt to unencumbered asset value and (v) the capitalization rate used to calculate the value of the Company’s assets for purposes of certain ratio tests.

The Company also announced this morning that it has called for redemption all $250 million of its outstanding 5.875 percent Senior Notes due June 15, 2007 (CUSIP #648053AA4). The notes will be redeemed on September 15, 2005 at a redemption price of 100 percent of their principal amount plus any interest accrued up to, but excluding, the redemption date, and the applicable “make-whole” premium relating to such notes.  Interest on the notes will cease to accrue on and after the redemption date. The notice of redemption and related materials will be mailed to holders of record of the 5.875 percent Senior Notes on or about August 5, 2005.  Questions relating to the notice of redemption and related materials should be directed to U.S. Bank Trust National Association, the redemption agent, at 1-800-934-6802.

Management Comment

“This was a very active quarter for New Plan. Not only were we deeply involved with the Galileo Transactions, but we also completed approximately $103 million of acquisitions, increased our stabilized occupancy by 40 basis points to 93.6 percent and added $72 million of redevelopment projects to our pipeline.  In addition, the considerable time we have spent working with our key tenants also resulted in important transactions with both The Great Atlantic & Pacific Tea Company and Home Depot,” commented Glenn J. Rufrano, Chief Executive Officer.

Conference Call

The Company will be hosting a teleconference on Thursday, August 4, 2005 at 2:00 PM ET.  The teleconference can be accessed by dialing 1-888-396-2298 (International: 1-617-847-8708) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #24971795.  A replay of the teleconference will be available through midnight ET August 11, 2005 by dialing 1-888-286-8010 (International: 1-617-801-6888) or via the web at www.newplan.com under Investor Information; Audio Archives.  Please refer to passcode #31124707.

The Company’s Supplemental Disclosure package will be furnished today on a Current Report on Form 8-K and will also be available on the Company’s website at www.newplan.com under Investor Information; Financial Reports.  These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

New Plan Excel Realty Trust, Inc. is one of the nation’s largest real estate companies, focusing on the ownership and management of community and neighborhood shopping centers.  The Company operates as a self-administered and self-managed REIT, with a national portfolio of 409 properties, including 29 properties held through joint ventures, and total assets of approximately $4.0 billion.  The properties are strategically located across 36 states and include 389 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 56.8 million square feet of gross leasable area, and 20 related retail real estate assets, with approximately 1.8 million square feet of gross leasable area.  For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property ownership / management risks; the level and volatility of interest rates and changes in capitalization rates with respect to the acquisition and disposition of properties; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget and strategies, actions and performance of affiliates that the Company may not control; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which discuss these and other factors that could adversely affect the Company’s results.

-financial tables follow-

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and footnotes)

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Rental Revenues:
Rental income	$101,518	$95,084	$202,188	$189,903
Percentage rents	1,611	1,354	4,242	3,979
Expense reimbursements	29,352	24,402	55,221	50,164
TOTAL RENTAL REVENUES	132,481	120,840	261,651	244,046

Rental Operating Expenses:
Operating costs	21,501	19,258	43,917	42,607
Real estate taxes	18,665	14,966	35,044	29,909
Provision for doubtful accounts	2,311	2,453	5,033	4,305
TOTAL RENTAL OPERATING EXPENSES	42,477	36,677	83,994	76,821
NET OPERATING INCOME (1)	90,004	84,163	177,657	167,225

Other Income:
Interest, dividend and other income	2,127	1,849	4,662	4,388
Equity in income of unconsolidated ventures	441	559	1,131	789
TOTAL OTHER INCOME	2,568	2,408	5,793	5,177

Other Expenses:
Interest expense	28,177	26,536	55,509	52,937
Depreciation and amortization	24,629	21,403	49,908	42,162
General and administrative	4,982	5,173	9,977	10,166
TOTAL OTHER EXPENSES	57,788	53,112	115,394	105,265

Income before real estate sales, impairment of real estate and minority interest	34,784	33,459	68,056	67,137
Gain on sale of real estate (2)	—	—	—	1,217
Impairment of real estate	—	(43)	—	(43)
Minority interest in income of consolidated partnership and joint ventures	(1,134)	(476)	(1,416)	(736)
INCOME FROM CONTINUING OPERATIONS	33,650	32,940	66,640	67,575

Discontinued Operations:
Results of discontinued operations	354	946	1,046	2,293
Gain (loss) on sale of discontinued operations (3) (4) (5)	6,693	(970)	11,697	445
INCOME FROM DISCONTINUED OPERATIONS	7,047	(24)	12,743	2,738
NET INCOME	$40,697	$32,916	$79,383	$70,313

Preferred dividends	(5,471)	(5,275)	(10,938)	(10,550)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS – BASIC	35,226	27,641	68,445	59,763
Minority interest in income of consolidated partnership	251	286	533	546
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS – DILUTED	$35,477	$27,927	$68,978	$60,309

Net income per common share – basic	$0.34	$0.28	$0.66	$0.60
Net income per common share – diluted	0.33	0.27	0.65	0.59

Funds from operations: (6)
Net income available to common stockholders – diluted	$35,477	$27,927	$68,978	$60,309
Deduct:
Minority interest in income of consolidated partnership	(251)	(286)	(533)	(546)
Net income available to common stockholders – basic	35,226	27,641	68,445	59,763
Add:
Depreciation and amortization:
Continuing operations real estate assets	24,629	21,403	49,908	42,162
Discontinued operations real estate assets	237	490	645	995
Pro rata share of joint venture real estate assets	627	268	1,192	641
Deduct:
Gain on sale of real estate (2) (7)	—	—	—	(1,217)
(Gain) loss on sale of discontinued operations (4) (5) (7)	(4,611)	4,909	(8,343)	3,962
Pro rata share of joint venture (gain) loss on sale of real estate (7)	—	(4)	—	421
FUNDS FROM OPERATIONS – BASIC	56,108	54,707	111,847	106,727
Add:
Minority interest in income of consolidated partnership	251	286	533	546
FUNDS FROM OPERATIONS – DILUTED	$56,359	$54,993	$112,380	$107,273

Funds from operations per share – basic	$0.54	$0.55	$1.09	$1.07
Funds from operations per share – diluted	0.53	0.54	1.06	1.05

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	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004

Funds from operations – diluted	$56,359	$54,993	$112,380	$107,273
Add:
Impairment of real estate	—	43	—	43
FUNDS FROM OPERATIONS – DILUTED (prior calculation)	$56,359	$55,036	$112,380	$107,316

Funds from operations per share – diluted (prior calculation)	$0.53	$0.54	$1.06	$1.05

Weighted average common shares outstanding – basic	103,164	100,159	103,002	99,789
ERP partnership units	2,264	1,239	2,145	1,301
Options and contingently issuable shares	982	874	1,016	1,052
Convertible debt	231	—	199	—
Restricted stock	44	—	42	—
Weighted average common shares outstanding – diluted	106,685	102,272	106,404	102,142

(1) Net operating income (“NOI”) is provided here as a supplemental measure of operating performance.  NOI is defined as property revenues less property operating expenses, excluding depreciation and amortization and interest expense, and excludes NOI from properties classified as discontinued operations under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  The Company believes that this presentation of NOI is helpful to investors as a measure of its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization and interest expense, which can make periodic and peer analyses of operating performance more difficult to compare.  NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of the Company’s financial performance.

(2) For the six months ended June 30, 2004, balance includes approximately $1.217 million of previously deferred gain incurred in connection with the Company’s sale of 70 percent of its interest in Arapahoe Crossings, L.P. in 2003.

(3) For the three months ended June 30, 2004 and the six months ended June 30, 2004, balance includes approximately $3.876 million of previously deferred gain incurred in connection with the Company’s sale of 21.5 acres of land at The Mall at 163rd Street in 2003.

(4) For the six months ended June 30, 2005, balance includes approximately $3.314 million, which represents the Company’s pro rata share of the gain on the sale of Rodney Village, a property previously owned by Benbrooke Ventures, a joint venture in which the Company previously held a 50 percent interest.

(5) For the three months ended June 30, 2005 and the six months ended June 30, 2005, balance includes approximately $140,000 of final distributions from Benbrooke Ventures, a joint venture in which the Company previously held a 50 percent interest.

(6) Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”).  The White Paper defines FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, the National Association of Real Estate Investment Trusts (“NAREIT”), based on discussions with the Securities and Exchange Commission (“SEC”), provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO.  The Company presents FFO in accordance with NAREIT’s revised guidance.  To assist investors in understanding the impact of these changes, the Company also is presenting FFO in accordance with the methodology historically used by the Company (“prior calculation”).

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult to compare.  The Company also believes that the presentation of FFO consistent with the guidance that was in effect until October 1, 2003 is further helpful to investors because it assists investors in evaluating the Company’s historic operational performance and because it excludes other times included in the revised calculation of FFO such as impairments, which also do not relate to and are not indicative of the Company’s operating performance.  FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.  In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO and, therefore, may not be comparable to such other REITs.

(7) Excludes gain / loss on sale of land.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-Q for the quarter ended June 30, 2005 should be read in conjunction with the above information.

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